UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 11, 2006


                             SUN RIVER ENERGY, INC.
                         -------------------------------
                              (Name of Registrant)

                             DYNADAPT SYSTEMS, INC.
                         ------------------------------
                           (Former Name of Registrant)


                  Colorado                             84-1491159
         ------------------------                    --------------------
         (State of incorporation)                    (I.R.S. Employer
                                                     Identification No.)


             Suite 200 E, 10200 W. 44th Ave, Wheat Ridge, CO 80033
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 940-2090



Total number of pages in this document:


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))
[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


The Company has entered into a Definitive Agreement with Nova Leasing, LLC to acquire an 85% working interest in an 80% Net Revenue Interest on certain leases totaling approximately 14,000 acres (gross) in Johnson County Wyoming, in the Powder River Basin. The purchase price includes $6,600,000 in the form of a secured promissory note bearing interest at 7.5% with payments of $1,100,000 on March 15, 2007, $2,800,000 October 15, 2007 and $2,700,000 October 15, 2008 plus interest and 880,000 shares of restricted common stock of Sun River Energy, Inc. The transaction is expected to close by October 25, 2006. The Company intends to immediately commence planning and development of a 3-d seismic program on the acreage with the intent to explore the acreage with industry partners.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


a)       Financial Statements - Not Applicable
b)       Pro Forma Financial Statements - Not Applicable
c)       Exhibits -10.1 Asset Purchase Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 12, 2006                             SUN RIVER ENERGY, INC.


                                                  By: /s/ Wesley Whiting
                                                  ---------------------------
                                                  Wesley Whiting, President